                                                                    EXHIBIT 11.1

                           AMERICA SERVICE GROUP INC.

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              QUARTER ENDED          NINE MONTHS ENDED
                                                              SEPTEMBER 30,            SEPTEMBER 30,
                                                              -------------            -------------
                                                           2001         2000          2001         2000
                                                           ----         ----          ----         ----
Net income (loss)                                        $  (996)     $ 2,102      $(17,037)     $ 5,611

Preferred stock dividends                                     --         (165)         (163)        (489)
                                                        -------------------------------------------------
Numerator for basic earnings (loss) per share -
   income (loss) attributable to common stockholders     $  (996)     $ 1,937      $(17,200)     $ 5,122
                                                        =================================================
Denominator for basic earnings (loss) per share -
   weighted average shares                                 5,428        3,925         5,245        3,796

Effect of dilutive securities                                 --        1,725            --        1,706
                                                        -------------------------------------------------
Weighted average common shares outstanding - diluted       5,428        5,650         5,245        5,502
                                                        =================================================
Basic earnings (loss) per share                          $ (0.18)     $  0.49      $  (3.28)     $  1.35
                                                        =================================================
Diluted earnings (loss) per share                        $ (0.18)     $  0.37      $  (3.28)     $  1.02
                                                        =================================================
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